As filed with the Securities and Exchange Commission on December ___, 1996

                                                  Reg. No. 33-______

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM S-8
                       Registration Statement
                                Under
                     the Securities Act of 1933

                           Tracor, Inc.
       (Exact name of registrant as specified in its charter)

            Delaware                                     74-2618088
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification No.)

  6500 Tracor Lane, Austin, Texas                        78725-2000
      (Address of Principal                              (Zip Code)
       Executive Offices)


                  Tracor Deferred Compensation Plan
                      (Full title of the plan)


                           Robert K. Floyd
             Vice President and Chief Financial Officer
                            Tracor, Inc.
                          6500 Tracor Lane
                         Austin, Texas 78725
                            512/929-4680
                (Name, address, and telephone number,
             including area code, of agent for service)

                              Copy to:

                         Russell E. Painton
                 Vice President and General Counsel
                            Tracor, Inc.
                          6500 Tracor Lane
                         Austin, Texas 78725
                            512/929-2230


                   Calculation of Registration Fee

  Title of securities Amount to be   Proposed    Proposed    Amount of
  to be registered    registered1    maximum     maximum     registration
                                     offering    aggregate   Fee
                                     price per   offering
                                     share2      price2

  Common Stock par
  value $.01 per share   200,000     $22.00      $4,400,000  $1,517

1 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

2  The registration fee has been calculated pursuant to Rule 457(h).

                                      PART I

                             INFORMATION NOT REQUIRED
                          IN THE REGISTRATION STATEMENT

                                     PART II
                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

  Item 3.   Incorporation of Documents by Reference


  Tracor, Inc. (the "Corporation") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

    a) The Corporation's Annual Report on Form 10-K for the year ending December 31, 1995;
    b) A description of Tracor's common stock, the class of securities to be offered, is contained in the Corporation's Registration Statement on Form 10, as amended, (File No.0-20227) filed on July 17, 1992.
    c) All other reports filed by the Registrant pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since December 31, 1995;

  All documents filed by Tracor with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the commission.

  Item 4.   Description of Securities

  The securities to be offered are registered under Section 12 of the Exchange Act.

  Item 5.   Interests of Named Experts and Counsel

  Russell E. Painton, Vice-President, Corporate Secretary and General Counsel of Tracor, Inc., has given an opinion as to the legality of the shares being registered. Mr. Painton owns stock in the Company and holds options to acquire additional shares of stock in the Company, the total fair market value of which exceeds $50,000.

  Item 6.   Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right or such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise.
  A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote, or otherwise.

  In accordance with Section 145 of the Delaware General Corporation Law, the Certificate of Incorporation of Tracor provides in Article VIII for the following indemnification:

    The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. No amendment, modification, or repeal of this Article VIII shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit, or proceeding arising out of, or relating to, any actions, transactions, or facts occurring prior to the final adoption of such amendment, termination, or repeal.

  In addition, Section 6. of Article VIII of Tracor's bylaws provide that the corporation shall indemnify its directors, officers, employees, and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware and its Certificate of Incorporation.

  Tracor maintains director and officer liability insurance in the aggregate amount of $10,000,000.

  Item 7.   Exemption from Registration Claimed

  Not applicable.

  Item 8.   Exhibits

  3.(i)   Restated Certificate of Incorporation of Tracor, Inc.

  3.(ii)  Bylaws of the Company, as amended and restated June 13, 1996.

  4.1   Tracor Deferred Compensation Plan

  4.2 Specimen Certificate representing Common Stock of Tracor (incorporated by reference to Exhibit 4.6 of Tracor's Registration Statement on Form 10, as amended, dated July 17, 1992 (File No. 0-20227)).

  5.1 Opinion of Russell E. Painton, General Counsel to Tracor, Inc. as to the legality of the shares being registered.

  23.1  Consent of Ernst & Young, LLP, Independent Auditors.

  Item 9.   Undertakings.

 1. Tracor hereby undertakes:

    (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by Tracor pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

 3. Insofar as indemnification for liabilities arising under the Securities Act of 1934 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Austin, State of Texas on ____ day of December, 1996.

                                Tracor, Inc.


                                     By:  /s/ James B. Skaggs
                                          -------------------
                                          James B. Skaggs
                                          President


  Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by Directors of the corporation on the ____ day of December, 1996.


                                     /s/ William E. Conway
                                     ---------------------
                                     William E. Conway


                                     /s/ Julian Davidson
                                     ---------------------
                                     Julian Davidson


                                     /s/ Anthony Grillo
                                     ---------------------
                                     Anthony Grillo

                                     /s/ Bob Marbut
                                     ---------------------
                                     Bob Marbut

                                     /s/ Elvis Mason
                                     --------------------
                                     Elvis Mason

                                     /s/ James B. Skaggs
                                     --------------------
                                     James B. Skaggs


                                     /s/ Thomas P. Stafford
                                     ----------------------
                                     Lt. Gen. Thomas P. Stafford

The Plan. Pursuant to the requirments of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 5, 1996.

                                  Tracor Deferred Compensation Plan



                                  By:  /s/Robert K. Floyd
                                       -----------------------
                                       Robert K. Floyd
                                       Plan Committee Chairman